Exhibit 4.2



                           SOUTHERN INVESTMENTS UK PLC

                                       and

                      ------------------------------------
                                   as Trustee



                              _____% Notes Due 2006



                          First Supplemental Indenture
                        Dated as of ________ _____, 1996


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         FIRST SUPPLEMENTAL INDENTURE, dated as of January __, 1996 (herein called the "First Supplemental Indenture"), between Southern Investments UK plc, a corporation duly organized and existing under the laws of England (hereinafter called the "Company") and ____________________, as Trustee under the Original Indenture referred to below (hereinafter called the "Trustee").


                                   WITNESSETH:

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of ___________ __, 1996 (hereinafter called the "Original Indenture"), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the form and terms of which are to be established as set forth in Sections 201 and 301 of the Original Indenture;

         WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Original Indenture and of appointing an Authenticating Agent with respect to the Securities of any series;

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of ______________ to be designated the "___% Bonds Due 2006" (the "Bonds"), and all action on the part of the Company necessary to authorize the issuance of the Bonds under the Original Indenture and this First Supplemental Indenture has been duly taken; and

         WHEREAS, all acts and things necessary to make the Bonds, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and of the acceptance and purchase of the Bonds by the holders thereof and of the acceptance of this trust by the Trustee, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Bonds, as follows:




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                                   ARTICLE ONE

                                   Definitions

         The use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture and the form of Bond attached hereto as Exhibit A.


                                   ARTICLE TWO

                    Terms and Issuance of ___% Bonds Due 2006

     Section 201. Issue of Bonds. A series of Securities which shall be designated the "____% Bonds Due 2006" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this First Supplemental Indenture (including the form of Note set forth in Exhibit A hereto). The aggregate principal amount of the Bonds which may be authenticated and delivered under the First Supplemental Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed
___________.

     Section 202. Form of Bonds; Incorporation of Terms. The form of the Bonds shall be substantially in the form of Exhibit A attached hereto, the terms of which are herein incorporated by reference and which are part of this First Supplemental Indenture.

     Section 203. Limitation on Liens. The covenant provided by Section 1007 of the Original Indenture shall be applicable to the Bonds.

     Section 204. Limitation on Sale and Lease-Back Transactions. The covenant provided by Section 1008 of the Original Indenture shall be applicable to the Bonds.

     Section 205. Additional Amounts. The terms provided by Section 308 of the Original Indenture shall be applicable to the Bonds.

     Section 206. Event of Default. The event specified in Section 501(5) of the Original Indenture shall constitute an Event of Default with respect to the Bonds.

     Section 207. Place of Payment. The Place of Payment in respect of the Bonds will be in The City of New York, initially the corporate trust office of _____________ which, at the date hereof, is located at
_____________________________________.



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                                  ARTICLE THREE

                              Authenticating Agent

     Section 301. Authenticating Agent. ____________________________, a national banking association duly organized and existing under the laws of the United States, is hereby appointed Authenticating Agent with respect to the Bonds.


                                  ARTICLE FOUR

                                  Miscellaneous

     Section 401. Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

     Section 402. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this First Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 403. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     Section 404. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 405. Separability Clause. In case any provision in this First Supplemental Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 406. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

     Section 407. Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


     IN WITNESS WHEREOF, the parties hereof have caused this First Supplemental

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Indenture to be duly executed and their respective company and corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                         SOUTHERN INVESTMENTS UK PLC

                         By



                         -----------------------------------------
                         AS TRUSTEE


                         By


Attest:

- ------------------------




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



STATE OF NEW YORK)
                                            :ss
COUNTY OF NEW YORK)


         On this ___ day of ________, 1996, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he is a ________________________ of Southern Investments UK plc, one of the companies described in and which executed the foregoing instrument; and that he signed his name thereto by like authority.






STATE OF NEW YORK)
                                            :ss
COUNTY OF NEW YORK)


         On this ___ day of _____________, 1996, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he/she is a ________________________ of ___________________________,
one of the companies described in and which executed the foregoing instrument; that he/she knows the seal of said company; that the seal affixed to said instrument is such company seal; that it was so affixed by authority of the Board of Directors of said company, and that he/she signed his/her name thereto by like authority.








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                                                                    EXHIBIT A


                                            [FORM OF FACE OF SECURITY]

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY IS ISSUED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                           SOUTHERN INVESTMENTS UK PLC
                               __% Bonds Due 2006

No. ______________                                            $_______________

         SOUTHERN INVESTMENTS UK PLC, a company duly organized and existing under the laws of the England and Wales (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________________________, or registered assigns, the principal sum of ________________ Dollars on ______________________________, and to pay interest thereon from
_________________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ___________ and ____________ in each year, commencing ____________, 199[6], at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor

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Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ____________ or _________________ (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Company maintained for that purpose in Brooklyn, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

         All payments of principal and interest (including payments of discount and premium, if any) in respect of this Security shall be made free and clear of, and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or by or within any political subdivision thereof or any authority therein or thereof having power to tax ("United Kingdom Taxes"), unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company shall pay to the Holder such additional amounts ("Additional Amounts") as will result in the payment to such Holder of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable:

                  (a) to or on behalf of a Holder who is liable for such United Kingdom Taxes in respect of this Security by reason of such Holder having some connection with the United Kingdom other than the mere holding of this Security or the receipt of principal and interest (including payments of discount and premium, if any) in respect thereof; or

                  (b) to or on behalf of a Holder who presents this Security (where presentation is required) for payment more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to such Additional Amounts on presenting this Security for payments on the last day of such period of 30 days.

                  "Relevant Date" means whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received in The City of New York by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holder in accordance with this Indenture.

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




                  References to principal, interest, discount or premium in respect of this Security shall be deemed also to refer to any Additional Amounts which may be payable as set forth in the Indenture or in this Security.

                  The Company shall furnish to the Trustee the official receipts (or a certified copy of the official receipts) evidencing payment of United Kingdom Taxes. Copies of such receipts shall be made available to the Holder of this Security upon request.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its company seal.
Dated:


[Seal]                                               SOUTHERN INVESTMENTS UK PLC

                                                     By
                                                              [Title]

                          [Form of Reverse of Security]

                           SOUTHERN INVESTMENTS UK PLC
                               ___% Bonds Due 2006


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ________ __, 1996 (herein called the "Indenture"), between the Company and _______________, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental hereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to
- ----------------.

                  The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Securities are subject to redemption upon not less than 15 nor more than 30 days' notice by first-class mail, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued interest to the Redemption Date, if, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of England or any political subdivision or taxing authority thereof or therein, or any change in the application, administration or interpretation of such laws, regulations or rulings in such jurisdiction, the Company has or will become obligated to pay Additional Amounts hereon (and such obligation cannot be avoided by the Company taking reasonable measures available to it), subject, as provided in the Indenture, to the delivery by the Company of an Officers' Certificate to the effect that such obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class).

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The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934 or
(b) the Company executes and delivers to the Trustee an Officers' Certificate providing that this Security shall be so exchangeable. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange,

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but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


























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